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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of SEDA Specialty Packaging Corp. of our report dated August 21, 1995, except for Notes 3 and 10, as to which the date is August 21, 1995, relating to the financial statements of American
Safety Closure Corp. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP


Costa Mesa, California
May 17, 1996


                                 EXHIBIT 23.4.1